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                                                                    Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61511) pertaining to the Liberty Financial Companies, Inc. Savings and Investment Plan, in the Registration Statements (Form S-8 No. 333-61509 and Form S-8 No. 333-28073) pertaining to the Liberty Financial Companies Inc. Amended and Restated 1995 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-90626) pertaining to the Liberty Financial Companies, Inc. 1990 Stock Option Plan, 1995 Stock Incentive Plan and 1995 Employee Stock Purchase Plan, and in the Registration Statement (Form S-3 No. 333-20067) pertaining to the Liberty Financial Companies Inc. Dividend Reinvestment Plan of our report dated January 29, 2001, with respect to the consolidated financial statements and schedules of Liberty Financial Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 30, 2001